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                                                                      Exhibit 23

                     CONSENT OF INDEPENDENT PUBLIC AUDITORS

As independent public accountants, we hereby consent to the inclusion of our reports on the financial statements of Medical Discoveries, Inc. and Subsidiaries dated March 20, 2003, included in this report on Form 10-KSB, and the incorporation by reference of our reports dated March 20, 2003 into Medical Discoveries, Inc. and Subsidiaries' previously filed Registration Statement on Form S-8 File No. 333-92446 as filed with the Securities and Exchange Commission.

Balukoff, Lindstrom & Co., P.A.

/S/ Balukoff, Lindstrom & Co., P.A.

Boise, Idaho
March 25, 2003